As filed with the U.S. Securities and Exchange Commission on August 17, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3435077
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3545 John Hopkins Court, Suite #250

San Diego, CA 92121

(Address of Principal Executive Offices)

ATYR PHARMA, INC. 2015 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED

(Full title of the plans)

Sanjay S. Shukla, M.D., M.S.

President, Chief Executive Officer and Director

3545 John Hopkins Court, Suite #250

San Diego, CA 92121

(Name and address of agent for service)

(858) 731-8389

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer,  a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,”  “smaller reporting company” and “emerging growth company,” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.001 par value per share	350,000 shares(3)	$ 3.7155	$1,300,425	$169.00

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the aTyr Pharma, Inc. 2015 Stock Option and Incentive Plan, as amended (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on August 12, 2020, as reported on the Nasdaq Capital Market.

(3)

Represents 350,000 additional shares of Common Stock reserved and available for issuance under the 2015 Plan, as approved by the Company’s stockholders at its annual meeting on May 6, 2020 (the “2020 Annual Meeting”).  At the 2020 Annual Meeting, the Company’s stockholders approved an amendment to the 2015 Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the 2015 Plan by 350,000 shares to 951,945 shares of Common Stock.

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2015 Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on May 7, 2015 (File No. 333-203955), April 1, 2016 (File No. 333-210543), March 22, 2017 (File No. 333-216880), March 23, 2018 (333-223865), and May 20, 2019 (File No. 333-231594). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8. Exhibits

			Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date
3.1	Restated Certificate of Incorporation of the Registrant	S-1/A	333-203272	3.2	May 1, 2015
3.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant	8-K	001-37378	3.1	June 28, 2019
3.3	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant	10-Q	001-37378	3.3	May 12, 2020
3.4	Amended and Restated Bylaws of the Registrant	S-1/A	333-203272	3.4	April 27, 2015
3.5	Certificate of Designation of Preferences, Rights and Limitations of Class X Convertible Preferred Stock	8-K	001-37378	3.1	August 31, 2017
4.1	Specimen Common Stock Certificate	S-1/A	333-203272	4.1	April 27, 2015
4.2	Warrant to Purchase Stock issued to Comerica Bank on March 18, 2011	S-1	333-203272	4.3	April 6, 2015
4.3	Warrant to Purchase Stock issued to Silicon Valley Bank on July 24, 2013	S-1	333-203272	4.4	April 6, 2015
4.4	Warrant to Purchase Stock issued to Silicon Valley Bank on November 18, 2016	10-K	001-37378	4.5	March 16, 2017
4.5	Warrant to Purchase Stock issued to Solar Capital Ltd on November 18, 2016	10-K	001-37378	4.6	March 16, 2017
4.6	Warrant to Purchase Stock issued to Silicon Valley Bank on June 30, 2017	10-Q	001-37378	4.7	August 14, 2017
4.7	Warrant to Purchase Stock issued to Solar Capital Ltd on June 30, 2017	10-Q	001-37378	4.8	August 14, 2017
4.8	Warrant to Purchase Stock issued to Silicon Valley Bank on December 22, 2017	10-K	001-37378	4.8	March 20, 2018
4.9	Warrant to Purchase Stock issued to Solar Capital Ltd on December 22, 2017	10-K	001-37378	4.9	March 20, 2018
5.1	Opinion of Cooley LLP	—	—	—	Filed herewith
23.1	Consent of Cooley LLP (included in Exhibit 5.1)	—	—	—	Filed herewith
23.2	Consent of Independent Registered Public Accounting Firm	—	—	—	Filed herewith
24.1	Power of Attorney (included on the signature page hereto)	—	—	—	Filed herewith
99.1	aTyr Pharma Inc. 2015 Stock Option and Incentive Plan, as amended	8-K	001-37378	10.1	May 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, this 17th day of August, 2020.

ATYR PHARMA, INC.

By:	/s/ Sanjay S. Shukla
Sanjay S. Shukla, M.D., M.S.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of aTyr Pharma, Inc., hereby severally constitute and appoint Sanjay S. Shukla, M.D., M.S. and Jill M. Broadfoot, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Sanjay S. Shukla	President, Chief Executive Officer and Director	August 17, 2020
Sanjay S. Shukla, M.D., M.S.	(Principal Executive Officer)

/s/ Jill M. Broadfoot	Principal Financial and Accounting Officer	August 17, 2020
Jill M. Broadfoot	(Principal Financial and Accounting Officer)

/s/ John K. Clarke	Chairman of the Board and Director	August 17, 2020
John K. Clarke

/s/ Jane A. Gross	Director	August 17, 2020
Jane A. Gross, Ph.D.

/s/ Jeffrey S. Hatfield	Director	August 17, 2020
Jeffrey S. Hatfield

/s/ Timothy P. Couglin	Director	August 17, 2020
Timothy P. Coughlin

/s/ Svetlana Lucas	Director	August 17, 2020
Svetlana Lucas, Ph.D.

/s/ Paul Schimmel	Director	August 17, 2020
Paul Schimmel, Ph.D.